UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2005

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

For Immediate Release

contact:
Financial
Brian Little
Director, Investor Relations
404 584 4414
blittle@aglresources.com

Media
Nick Gold
Director, Media Relations
404 584 3457 (office)
404 275 9501 (cellular)
ngold@aglresources.com

AGL RESOURCES
EVALUATING GEORGIA RATE CASE DECISION

ATLANTA—(BUSINESS WIRE)—April 27, 2005-- Atlanta Gas Light, a wholly owned subsidiary of AGL Resources (NYSE: ATG), is evaluating today’s decision by the Georgia Public Service Commission (GPSC) that would reduce the company’s revenue.

“Our preliminary review suggests the decision is unsupported by the facts presented in this case,” said Kevin P. Madden, Executive Vice President for Distribution and Pipeline Operations. “It also appears to be fundamentally flawed from both a legal and public policy standpoint. It is our hope that these flaws will be rebutted appropriately on reconsideration and be reversed.”

The company’s initial view is that the 3-2 vote by the GPSC, if allowed to stand, would result in a potential annual revenue reduction of up to $25 million. The Commission is expected to issue a written order Friday, April 29.

“At that time, Atlanta Gas Light will fully assess the potential impact on the company and its customers,” Madden said.

The company will seek in the coming days to clarify the impact of the decision, but will consider all available options to modify the decision. This will include filing for reconsideration, filing a new rate case and appealing to Fulton Superior Court.

Atlanta Gas Light, a 149-year-old company, supplies natural gas to 1.6 million homes and businesses in 237 Georgia communities. The company has not had a rate increase in 12 years and three years ago agreed to reduce rates by a total of $30 million over three years.

The company is seeking a $25.6 million rate increase that would work out to about $1.39 per month for the average residential customer, well below the inflation rate. AGL is also seeking to continue a performance-based sharing mechanism.

The Commission’s decision appears to abandon after just three years an innovation in the performance-based rate plan that featured sharing of revenues with Georgia customers. The plan set an earnings band of 10 to12 percent with three-quarters of any earnings above 12 percent shared with Georgia customers and one-quarter retained by AGL.

Instead, the recommendations adopted by the Commission would set a return on equity of 10.375 percent, well below the average for natural gas distribution companies across the country and an 11.25 percent rate of return on equity the commission approved for Georgia Power Co. in December 2004.

“Atlanta Gas Light has instituted a series of efficiencies since the Commission’s last approved rate plan for the utility three years ago,” Madden noted. “This has allowed the company to mitigate rising business costs and maintain lower costs for customers.

“At the same time, Atlanta Gas Light has brought excellence to customer service, provided additional peaking resources for colder weather and added more than $108 million in capital additions,” Madden added.

“The recommendations adopted by the Commission would penalize a growing company for efficiencies and benefits to customers from recent acquisitions by AGL Resources that have brought new jobs to Georgia,” Madden said. “It also ignores the fact that there are certain costs over which AGL has little control. To assume that costs such as employee health care and other expenses will not go up is unrealistic,” he said. “Such reductions would force substantial budget reductions and would not be in the public interest.”

About AGL Resources

AGL Resources (NYSE: ATG), an Atlanta-based energy services holding company, serves 2.3 million customers in six states through its utility subsidiaries - Atlanta Gas Light, Elizabethtown Gas in New Jersey, Virginia Natural Gas, Florida City Gas, Chattanooga Gas, and Elkton Gas in Maryland. A Fortune 1000 company that ranks number 46 in the Fortune gas and electric utilities sector, AGL Resources reported 2004 revenue of $1.8 billion and net income of $153 million. The company also owns Houston-based Sequent Energy Management, an asset manager serving natural gas wholesale customers throughout the East and Midwest.  As a 70 percent owner in the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand.  AGL Networks, the company's telecommunications subsidiary, owns and operates fiber optic networks in Atlanta and Phoenix.  The company also owns and operates Jefferson Island Storage & Hub, a high-deliverability natural gas storage facility near the Henry Hub in Louisiana.  For more information, visit www.aglresources.com.

Forward-Looking Statements

Certain expectations and projections regarding our future performance referenced in this press release are forward-looking statements. Officers may also make verbal statements to analysts, investors, regulators, the media and others that are forward-looking. Forward-looking statements involve matters that are not historical facts, such as projections of our financial performance, management’s goals and strategies for our business and assumptions regarding the foregoing. Because these statements involve anticipated events or conditions, forward-looking statements often include words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “expect,” “forecast,” “indicate,” “intend,” “may,” “plan,” “predict,” “project,” “future,” “seek,” “should,” “target,” “will,” “would,” or similar expressions. Do not unduly rely on forward-looking statements. They represent our expectations about the future and are not guarantees. Our expectations are based on currently available competitive, financial and economic data along with our operating plans. While we believe that our expectations are reasonable in view of the currently available information, our expectations are subject to future events, risks and uncertainties, and there are several factors - many beyond our control - that could cause results to differ significantly from our expectations. In addition to the important factors described in this press release and in our filings with the Securities and Exchange Commission, which we incorporate by reference in this press release, the following are among the important factors that could cause our business, results of operations or financial condition in the future to differ significantly from those expressed in the forward-looking statements:

•	changes in industrial, commercial and residential growth in AGL Resources’ service territories;

•	changes in price, supply and demand for natural gas and related products;

•
impact of changes in state and federal legislation and regulation, including orders of various state public service commissions and of the Federal Energy Regulatory Commission on the gas and electric industries and on AGL Resources;

•	actions taken by government agencies, including decisions on base rate increase requests by state regulators;

•
the ultimate impact of the Sarbanes-Oxley Act of 2002 and any future changes in accounting regulations or practices in general with respect to public companies, the energy industry or AGL Resources' operations specifically;

•
the enactment of new accounting standards, or interpretations of existing accounting standards, by the Financial Accounting Standards Board or the Securities and Exchange Commission, or SEC, that could impact the way AGL Resources records revenues, assets and liabilities, which in turn could adversely affect reported results of operations;

•
the enactment of new auditing standards, or interpretations of existing auditing standards, by the Public Company Accounting Oversight Board which could adversely affect AGL Resources' ability to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002;

•
effects and uncertainties of deregulation and competition, particularly in markets where prices and providers historically have been regulated, and unknown issues following deregulation such as the stability of the Georgia retail gas market, including risks related to energy marketing and risk management;

•
concentration of credit risk in marketers that are certificated by the Georgia Public Service Commission to sell retail natural gas in Georgia, as well as concentration of credit risk in customers of our wholesale services segment;

•	utility and energy industry consolidation;

•	performance of equity and bond markets and the impact on pension and post-retirement funding costs;

•	impact of acquisitions and divestitures, including:

o
the risk that the businesses of NUI Corporation and/or Pivotal Jefferson Island Storage & Hub, LLC will not be integrated successfully with AGL Resources or that such integrations may be more difficult, time-consuming or costly than expected;

o	material deficiencies in NUI's internal controls that AGL Resources must address and resolve;

o	revenues following the acquisitions may be lower than expected;

o	expected revenue synergies and cost savings from these two acquisitions may not be fully realized or realized within the expected time frame;

•	direct or indirect effects on AGL Resources' business, financial condition or liquidity resulting from a change in our credit ratings or the credit ratings of our counterparties or competitors;

•	interest rate fluctuations, financial market conditions and general economic conditions;

•	uncertainties about environmental issues and the related impact of such issues;

•	impacts of changes in weather upon the temperature-sensitive portions of the business;

•	impact of ongoing investigations and litigation;

•	impact of changes in prices on the margins achievable in the unregulated retail gas marketing business;

•	increases in competition in the markets served by AGL Resources;

•	the availability and price of insurance;

•	the general effects of deregulation of the energy markets, including industry restructuring and unbundling of services;

•	the ability to attract and retain key executives and employees;

•	fluctuations in energy commodity prices;

•	acts of war or terrorism;

•	AGL Resources’ ability to control operating expenses and to achieve efficiencies in its existing and acquired operations;

•	AGL Resources’ ability to continue to modernize its current and acquired distribution infrastructures as scheduled and budgeted; and

•	other risks described in AGL Resources' documents on file with the SEC.

There also may be other factors that could cause results to differ significantly from our expectations. Forward-looking statements are only as of the date they are made, and we do not undertake any obligation to update these statements to reflect subsequent changes.

Supplemental Information

Company management evaluates segment financial performance based on earnings before interest and taxes (EBIT), which includes the effects of corporate expense allocations. EBIT is a non-GAAP (accounting principles generally accepted in the United States of America) financial measure. Items that are not included in EBIT are financing costs, including debt and interest expense, income taxes and the cumulative effect of changes in accounting principles. The company evaluates each of these items on a consolidated level and believes EBIT is a useful measurement of our performance because it provides information that can be used to evaluate the effectiveness of our businesses from an operational perspective, exclusive of the costs to finance those activities and exclusive of income taxes, neither of which is directly relevant to the efficiency of those operations.

Operating margin is a non-GAAP measure calculated as revenues minus cost of gas, excluding operation and maintenance expense, depreciation and amortization, and taxes other than income taxes. These items are included in the company’s calculation of operating income. The company believes operating margin is a better indicator than operating revenues of the contribution resulting from customer growth, since cost of gas is generally passed directly through to customers.

EBIT and operating margin should not be considered as alternatives to, or more meaningful indicators of, the company’s operating performance than operating income or net income as determined in accordance with GAAP. In addition, the company’s EBIT or operating margin may not be comparable to similarly titled measures of another company.

Any required reconciliation of non-GAAP financial measures referenced in this press release and otherwise in the earnings conference call and webcast is attached to this press release and is available on the company’s website at www.aglresources.com under the “investor information” section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: April 28, 2005	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer